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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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☐ Soliciting Material Pursuant to §240.14a-12
CANDELA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CANDELA CORPORATION
530 Boston Post Road
Wayland, Massachusetts 01778
(508) 358-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        The annual meeting of stockholders of Candela Corporation, a Delaware corporation (the "Company"), will be held on Thursday, January 29, 2004, at 10:00 a.m., at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 23rd Floor, 260 Franklin Street, Boston, Massachusetts 02110, for the following purposes:

  1.
  To elect six members to the Board of Directors, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

  2.
  To approve and adopt an amendment to the Company's Amended and Restated 1998 Stock Plan to increase the number of shares of Common Stock that may be issued pursuant to the Amended and Restated 1998 Stock Plan by 1,000,000 shares to 2,650,000 shares of Common Stock in the aggregate.

  3.
  To ratify the selection of BDO Seidman, LLP to serve as the Company's independent auditors for the fiscal year ending July 3, 2004.

  4.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on December 20, 2003, the record date fixed by the Board of Directors for such purpose.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting you are requested to (i) sign the enclosed proxy card and return it in the enclosed postage-prepaid envelope by return mail or (ii) complete a proxy via the internet or by telephone in accordance with the instructions listed on the proxy card. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,
Gordon H. Hayes, Jr. Secretary
Wayland, Massachusetts December 22, 2003

Stockholders are requested to sign the enclosed proxy card and return it in the enclosed postage-prepaid envelope by return mail
—OR—
complete a proxy via the internet or by telephone
in accordance with the instructions listed on the proxy card.

CANDELA CORPORATION
530 Boston Post Road
Wayland, Massachusetts 01778
(508) 358-7400

PROXY STATEMENT

December 22, 2003

        Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors (the "Board of Directors") of Candela Corporation (the "Company") for use at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held on Thursday, January 29, 2004, at 10:00 a.m., at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 23rd Floor, 260 Franklin Street, Boston, Massachusetts 02110.

        Only stockholders of record as of the close of business on December 20, 2003 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, 11,087,179 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") were issued and outstanding.

        Each share outstanding as of the Record Date will be entitled to one vote on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it at any time before it is exercised. Proxies may be revoked by: (i) filing with the Secretary of the Company a written notice of revocation bearing a later date than the proxy, before the taking of the vote at the Annual Meeting; (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company, before the taking of the vote at the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Candela Corporation, c/o LeBoeuf, Lamb, Greene & MacRae, L.L.P., 23rd Floor, 260 Franklin Street, Boston, Massachusetts 02110, Attention: Gordon H. Hayes, Jr., Secretary, at or before the taking of the vote at the Annual Meeting.

        An Annual Report to Stockholders, containing financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended June 28, 2003, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. It is anticipated that this Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about December 31, 2003.

        The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as Director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. The election of Directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present in person or represented by proxy and voting on each such matter is required for approval. On such other matters, abstentions and broker "non-votes" with respect to a particular matter are not considered to have been voted with respect to such matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

        Each of the persons named as proxies in the proxy is a Director and/or officer of the Company. All properly executed proxies returned in time to be cast at the Annual Meeting will be voted. With respect to the election of Directors, any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors in the manner provided on the proxy. In addition to the election of Directors, the stockholders will act upon a proposal to approve and adopt an amendment to the Company's Amended and Restated 1998 Stock Plan (the "1998 Stock Plan") and a proposal to ratify the selection of the Company's independent auditors. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

        The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken and upon which the persons named as proxies in the proxy may exercise discretion under applicable law, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each Director, or nominee for Director, of the Company, (iii) each executive officer named in the Summary Compensation Table under the caption "Compensation and Other Information Concerning Directors and Officers" below, and (iv) all Directors, nominees for Director and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, to the Company's knowledge the beneficial owners listed have sole voting and sole investment power (subject to community property laws where applicable) as to all shares beneficially owned by them. The address of each of the Company's Directors and executive officers is c/o Candela Corporation, 530 Boston Post Road, Wayland, Massachusetts 01778. As of the Record Date, there were 11,087,179 shares of Common Stock outstanding.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Common Stock	Options(1)	Total	Percent of Class
5% Owners
William D. Witter, Inc. and Mary R. Donnelly (2) 153 East 53rd Street 51st Floor New York, NY 10022	1,593,212	—	1,593,212	14.4
Dimensional Fund Advisors Inc. (3) 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	684,150	—	684,150	6.2
Executive Officers and Directors
Gerard E. Puorro	500	30,000	30,500	*
Kenneth D. Roberts (4)	9,000	105,000	114,000	1.0
Douglas W. Scott	—	37,500	37,500	*
Nancy Nager, RN, BSN, MSN	—	7,500	7,500	*
Ben Bailey III (5)	—	7,500	7,500	*
George A. Abe	—	7,500	7,500	*
Dr. James C. Hsia (6)	37,365	—	37,365	*
Dennis S. Herman	—	—	—	*
Toshio Mori	—	3,750	3,750	*
F. Paul Broyer	3,362	7,500	10,862	*
William H. McGrail	37	30,000	30,037	*
All Directors and Executive Officers as a Group (14 persons) (7)	25,236	268,750	320,515	2.9

*
Represents less than 1% of the Company's outstanding Common Stock.

(1)
Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), the number of shares of Common Stock deemed beneficially owned includes, for each person or group referred to in the table, shares issuable pursuant to options held by the respective person or group that are currently exercisable or will become exercisable within 60 days from the Record Date.

(2)
Information obtained from William D. Witter, Inc. and Mary R. Donnelly's Amendment No. 17 to Schedule 13G filed with the SEC on July 30, 2003. William D. Witter, Inc. and Mary R. Donnelly are the beneficial owners of 1,593,212 shares of Common Stock, of which they have sole voting power as to 1,514,387 shares, no shared voting power, sole dispositive power as to 1,593,212 shares, and no shared dispositive power. Mary R. Donnelly is the Secretary of William D. Witter, Inc.

(3)
Information obtained from Dimensional Fund Advisors Inc.'s Amendment to Schedule 13G filed with the SEC on February 11, 2003. Dimensional Fund Advisors Inc. is the beneficial owner of 684,150 shares of Common Stock, of which it has sole voting power as to 684,150 shares, no shared voting power, sole dispositive power as to 684,150 shares, and no shared dispositive power. Dimensional Fund Advisors Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are collectively referred to as the "Funds". In its role as investment advisor or manager, Dimensional Fund Advisors Inc. possesses voting and/or investment power over the Company's securities, which are owned by the Funds.

(4)
Does not include 4,500 shares held by a trust for the benefit of one of Mr. Roberts' children as to which Mr. Roberts disclaims beneficial ownership.

(5)
Does not include 300,000 shares owned by Massachusetts Capital Resource Company, where Mr. Bailey serves as Vice President, as to which Mr. Bailey disclaims beneficial ownership.

(6)
Dr. Hsia will cease to serve as a Director of the Company as of the Annual Meeting.

(7)
See Notes 4, 5 and 6.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Each Director of the Company is elected to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

        The Board of Directors has nominated and recommends that each of the persons named below be elected a Director to hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. Each nominee for Director has indicated his or her willingness to serve if elected; however if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the numbers of Directors at a lesser number.

Name	Age	Position
Kenneth D. Roberts (1)	70	Chairman of the Board of Directors
Gerard E. Puorro	56	President, Chief Executive Officer and Director
George A. Abe (2)	42	Director
Ben Bailey III (1)	54	Director
Nancy Nager, RN, BSN, MSN (1)	52	Director
Douglas W. Scott (2)	57	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

        Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for a nominee will be voted FOR the election of that nominee. All of the nominees are currently Directors of the Company. Proxies cannot be voted for more than six nominees.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

        Information regarding the nominees for Director and further information with respect to the Board of Directors is set forth below.

OCCUPATIONS OF DIRECTORS

        Mr. Roberts has been a Director of the Company since August 1989 and Chairman of the Board of Directors since November 1991. Mr. Roberts has been an independent management consultant since December 1988. From November 1992 until June 1995, Mr. Roberts was employed on a part-time basis as Vice President and Chief Financial Officer of Foster Miller, Inc., an engineering services company. From July 1986 until December 1988, Mr. Roberts was Vice President, Treasurer and Chief Financial Officer of Massachusetts Computer Corporation, a manufacturer of micro-supercomputers. Prior to that, Mr. Roberts was Senior Vice President and Treasurer of Dynatech Corporation (now named Acterna Corporation), a provider of diversified high technology products and services.

        Mr. Puorro has been a Director of the Company since September 1991. Mr. Puorro has been President and Chief Executive Officer of the Company since April 1993. From December 1992 until April 1993, Mr. Puorro was Senior Vice President, Chief Financial Officer and Chief Operating Officer of the Company, and from April 1989 until December 1992, Mr. Puorro was Senior Vice President and

Chief Financial Officer of the Company. Prior to joining the Company, Mr. Puorro was Vice President and Controller at Massachusetts Computer Corporation, a manufacturer of micro-supercomputers.

        Mr. Scott has been a Director of the Company since September 1991. Mr. Scott has been a partner at Phildius, Kenyon & Scott, a health care consulting and investment firm, since 1985. Mr. Scott has also been President, Chief Operating Officer, and a Director of Avitar, Inc., a publicly held health care company, since 1989. From December 1989 until April 1991, Mr. Scott was Chief Executive Officer of Avitar, Inc.

        Ms. Nager has been a Director of the Company since February 1999. Ms. Nager has been the Principal and Chief Executive Officer of Specialized Health Management, Inc., a privately held behavioral health care corporation, since 1990. From 1976 until 1990, Ms. Nager held a number of positions in nursing and administration (most recently as Chief Operating Officer) with the Charles River Hospital, a private psychiatric facility in Wellesley, Massachusetts. From 1990 until 1992, Ms. Nager also provided corporate consulting to Community Care Systems, Inc., the parent company of the Charles River Hospital. Ms. Nager founded and is a director of Specialized HomeCare, Inc., a health care services company, Specialized Billing Services, Inc., a medical billing company, and Seniorlink, an information, referral and resource corporation.

        Mr. Bailey has been a Director of the Company since January 2003. Mr. Bailey has been a Vice President of Massachusetts Capital Resource Company, a source of risk capital for Massachusetts businesses, since May 1985. From June 1976 until May 1985, Mr. Bailey held a number of positions (most recently as a Vice President) with the High Technology Lending Group at Bank of Boston. From June 1974 until June 1976, Mr. Bailey was employed at Chemical Bank in New York. Mr. Bailey is a member of the New England Venture Capital Association and the Small Business Association of New England, and served on the National Science Foundation's Small Business Innovation Research Advisory Committee from June 1995 to April 2001.

        Mr. Abe has been a Director of the Company since January 2003. Mr. Abe has been President and Chief Executive Officer of Cambridge Research and Instrumentation ("CRI"), a provider of multi-spectral imaging solutions for life science and medical research, since June 2003. From February 2002 until June 2003, Mr. Abe was a Vice President of CRI. From May 1997 to November 2001, Mr. Abe held Vice President positions in Strategy, Development, and Marketing with Genuity (formerly GTE), an internet infrastructure service provider. Prior to that, Mr. Abe held several technical and management positions with BBN Corp, a high technology and services company.

        Dr. Hsia has been a Director of the Company since March 2003. Dr. Hsia will cease to serve as a Director of the Company as of the Annual Meeting. From July 2000 until January 2003, Dr. Hsia was President and Co-Founder of Lasersharp Corporation. From 1985 until July 2000, Dr. Hsia was Senior Vice President of Research and Development of the Company. Dr. Hsia has twenty-five years of experience in photonics product development and medical devices. Dr. Hsia holds a B.S. in Physics and an M.S. and a Ph.D. in Nuclear Engineering from the Massachusetts Institute of Technology, specializing in plasma physics and controlled fusion.

OCCUPATIONS OF EXECUTIVE OFFICERS

        The following table sets forth the names, ages and positions held with the Company of the current executive officers of the Company.

Name	Age	Position
Gerard E. Puorro	56	President, Chief Executive Officer and Director
F. Paul Broyer	54	Senior Vice President, Finance and Administration, and Chief Financial Officer
Dennis S. Herman	53	Vice President, North American Sales
William H. McGrail	42	Senior Vice President, Operations
Toshio Mori	52	Vice President, Japanese Operations, and President of Candela KK
Robert J. Wilber	44	Vice President, European Operations
Dr. Kathleen McMillan	47	Vice President, Research
Robert E. Quinn	49	Corporate Controller and Treasurer

        Executive officers are appointed to serve at the discretion of the Board of Directors. There are no family relationships among any of the executive officers or Directors of the Company.

        Mr. Broyer was appointed Senior Vice President, Finance and Administration, and Chief Financial Officer in July 1998. From October 1996 until July 1998, Mr. Broyer was a Vice President and Chief Financial Officer of the Company. Prior to joining the Company, Mr. Broyer was Vice President of Finance at Integrated Genetics, an applied biotechnology firm, from April 1994 to March 1996 and Corporate Controller of Laserdata, Inc., a producer of document management and optical storage software, from October 1987 to February 1994. Prior to that, Mr. Broyer held various positions with Avatar Technologies, a provider of professional development resources to education professionals, and Data General Corporation, a supplier of storage and enterprise computing solutions.

        Mr. Herman was appointed Vice President, North American Sales, in October 2001. From February 1999 until October 2001, Mr. Herman was Eastern Regional Sales Manager of the Company. Prior to joining the Company, Mr. Herman was Vice President of Sales at Palomar Medical Technologies, a medical device company, from August 1997 to December 1998 and National Sales Manager of Spectrum Medical Technologies, a medical device company that was acquired by Palomar Medical Technologies, from March 1991 until August 1997.

        Mr. McGrail was appointed Senior Vice President, Operations, in February 2003. From May 2000 until February 2003, Mr. McGrail was Vice President, Development and Operations, of the Company, from July 1998 until May 2000, Mr. McGrail was Vice President of Development Engineering of the Company, from August 1994 until July 1998, Mr. McGrail was Director of Engineering of the Company, and from November 1987 to August 1994, Mr. McGrail held the positions of Software Design Engineer and Senior Software Engineer with the Company. Prior to joining the Company, Mr. McGrail was employed by Raytheon Corporation, a commercial electronics, information technology, technical services, and business aviation company.

        Mr. Mori was appointed Vice President, Japanese Operations, and President of Candela KK in July 1998. From September 1996 until July 1998, Mr. Mori was President and Representative Director of Candela KK, from September 1992 until September 1996, Mr. Mori was the Director of Candela KK, and from September 1989 until September 1992, Mr. Mori was the General Manager of Candela KK. Prior to joining the Company, Mr. Mori was employed by Sansui Electric Co. Ltd., a consumer electronics company in Tokyo, from 1976 to 1989.

        Mr. Wilber was appointed Vice President, European Operations, in February 1999. From August 1997 until February 1999, Mr. Wilber was Vice President, Worldwide Service, of the Company, from October 1993 to August 1997, Mr. Wilber was the Director of Worldwide Service of the Company, from February 1992 until October 1993, Mr. Wilber was a Finance Group Director of the Company, and from September 1989 until February 1992, Mr. Wilber held the positions of International Accounting Manager, Customer Service Manager, and Director of Financial Planning and Analysis with the Company. Prior to joining the Company, Mr. Wilber held positions at Sony Corporation of America, a manufacturer of audio, video, and information technology products, from February 1989 to September 1989, Massachusetts Computer Corporation, a manufacturer of micro-supercomputers, from March 1985 to January 1989, and National Semiconductor/Data Terminal Systems, a manufacturer of electronic point of sale solutions, from April 1984 to March 1985.

        Dr. McMillan was appointed Vice President, Research, in February 2001. From November 1999 until February 2001, Dr. McMillan was the Director of Bioscience for the Company's Research Department. Prior to joining the Company, Dr. McMillan was the Director of the Otolaryngology Research Center and Assistant Professor of Otolaryngology at Tufts University School of Medicine / New England Medical Center from February 1996 to November 1999. Dr. McMillan holds a Ph.D. in Physical Chemistry from Texas A&M University, specializing in laser spectroscopy.

        Mr. Quinn was appointed Corporate Controller and Treasurer in October 2003. Prior to joining the Company, Mr. Quinn was Corporate Controller of Ezenia! Inc., a provider of real time collaboration, from December 1999 to June 2003, Vice President of Finance of Vantage Travel, a provider of travel and tourism services, from April 1999 to December 1999, a consultant to Gamma Graphix, a business specializing in color management, from September 1998 to April 1999, Director of Finance of Genus, Inc., a semiconductor capital equipment manufacturer, from February 1996 to September 1998, Vice President and Chief Financial Officer of ACSYS, Inc., a provider of professional staffing solutions, from February 1994 to February 1996, and held the positions of Vice President, Corporate Controller and Manager of Accounting and Financial Systems at Atex Publishing Systems, a subsidiary of Kodak providing software to the publishing industry, from November 1986 to February 1994.

BOARD COMMITTEES AND MEETINGS

        The Board of Directors met four times during the fiscal year ended June 28, 2003. In accordance with Rule 4350(c)(1) of the National Association of Securities Dealers' listing standards, the Board of Directors has determined that a majority of members of the Board of Directors are independent directors (as defined in Rule 4200(a)(15)) and that Mr. Roberts, Mr. Abe, Mr. Bailey, Ms. Nager and Mr. Scott are independent directors.

        The Company has standing Audit and Compensation Committees. The Company does not have a standing Nominating Committee.

        The Audit Committee, of which Mr. Roberts, Mr. Bailey and Ms. Nager are members, reviews all financial functions of the Company, including matters relating to the appointment, compensation and activity of the Company's auditors. The Audit Committee met six times during the fiscal year ended June 28, 2003. In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that Mr. Roberts and Mr. Bailey are audit committee financial experts and independent board members.

        The Compensation Committee, of which Mr. Scott, Mr. Abe and Dr. Hsia are members, sets the compensation of the Chief Executive Officer and reviews and approves the compensation arrangements for all other officers of the Company and administers the Company's stock plans. The Compensation Committee met two times during the fiscal year ended June 28, 2003. Dr. Hsia will cease to serve as a Director of the Company as of the Annual Meeting.

        During the fiscal year ended June 28, 2003, no incumbent Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she served as a Director) and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served (held during the period for which he or she served as a Director).

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

        The following table shows compensation information with respect to services rendered to the Company, in all capacities, during the fiscal years ended June 28, 2003, June 29, 2002 and June 30, 2001 for (i) the individual who served as the Chief Executive Officer for the fiscal year ended June 28, 2003 and (ii) each of the four other most highly compensated executive officers, in each case whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended June 28, 2003 (collectively with the Chief Executive Officer, the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation (1)		Long-Term Compensation Awards (2)
Name and Principal Position	Fiscal Year	Salary	Bonus (3)	Securities Underlying Options/SARs	All Other Compensation
Gerard E. Puorro President, Chief Executive Officer and Director	2003 2002 2001	$282,115 292,193 280,077	$225,107 — 38,941	40,000 — 80,000	$10,225 7,047 5,705	(4) (4) (4)
Dennis S. Herman Vice President, North American Sales	2003 2002 2001	503,232 275,868 165,298	— — —	20,000 20,000 —	5,575 1,937 2,150	(5) (5) (5)
F. Paul Broyer Senior Vice President, Finance and Administration, and Chief Financial Officer	2003 2002 2001	162,353 166,061 150,640	130,115 — 21,785	20,000 — 40,000	7,917 6,882 6,155	(6) (6) (6)
William H. McGrail Senior Vice President, Operations	2003 2002 2001	167,316 168,088 152,255	130,115 — 21,785	20,000 — 40,000	9,425 3,491 3,531	(7) (7) (7)
Toshio Mori Vice President, Japanese Operations, and President of Candela KK	2003 2002 2001	214,005 228,062 229,630	33,910 29,413 47,390	20,000 — 15,000	— — —

(1)
Excludes perquisites and other personal benefits, the aggregate annual amount of which for each executive officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported for the Named Executive Officer.

(2)
The Company did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long-term incentive plan pay-outs during the fiscal years ended June 28, 2003, June 29, 2002, or June 30, 2001.

(3)
Incentive bonus approved by the Board of Directors, based on Company results for the fiscal year.

(4)
For fiscal 2003, consists of $4,232 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $1,368 in life insurance premiums paid by the Company for the benefit of Mr. Puorro and $4,625 for a Company provided automobile. For fiscal 2002, consists of $3,771 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $1,570 in life insurance premiums paid by the Company for the benefit of Mr. Puorro and $1,706 for a Company provided automobile. For fiscal 2001, consists of $3,776 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $1,369 in life insurance premiums paid by the Company for the benefit of Mr. Puorro and $560 for a Company provided automobile.

(5)
For fiscal 2003, consists of $1,721 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $2,404 in life insurance premiums paid by the Company for the benefit of Mr. Herman and $1,450 for a Company provided automobile. For fiscal 2002, consists of $1,550 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $387 for a Company provided automobile. For fiscal 2001, consists of $1,850 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $300 for a Company provided automobile.

(6)
For fiscal 2003, consists of $2,785 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $257 in life insurance premiums paid by the Company for the benefit of Mr. Broyer and $4,875 for a Company provided automobile. For fiscal 2002, consists of $3,564 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $312 in life insurance premiums paid by the Company for the benefit of Mr. Broyer and $3,006 for a Company provided automobile. For fiscal 2001, consists of $3,321 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $194 in life insurance premiums paid by the Company for the benefit of Mr. Broyer and $2,640 for a Company provided automobile.

(7)
For fiscal 2003, consists of $3,180 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $120 in life insurance premiums paid by the Company for the benefit of Mr. McGrail and $6,125 for a Company provided automobile. For fiscal 2002, consists of $2,323 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $144 in life insurance premiums paid by the Company for the benefit of Mr. McGrail and $1,024 for a Company provided automobile. For fiscal 2001, consists of $2,759 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $212 in life insurance premiums paid by the Company for the benefit of Mr. McGrail and $560 for a Company provided automobile.

Option / SAR Grants in Last Fiscal Year

        The following table sets forth information regarding the stock option grants made to each of the Named Executive Officers in the fiscal year ended June 28, 2003. The exercise price per share of each option was equal to the fair market value of the underlying Common Stock on the grant date as determined by the Board of Directors of the Company, and the options become exercisable at the rate of 25% of the total option grant at the end of each one-year period from the date the option begins to vest. The Company did not grant any stock appreciation rights in the fiscal year ended June 28, 2003. The potential realizable value represents amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation on the underlying Common Stock over the term of the options. These numbers are calculated based on the requirements of the SEC and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. There can be no assurance that the rates of appreciation assumed in the table can be achieved or that the amounts reflected will be received by the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in Fiscal Year
Name	Options Granted		Exercise Price Per Share	Expiration Date
					5%	10%
Gerard E. Puorro	40,000	8.81%	$9.34	4/29/13	$234,955.03	$595,422.18
Dennis S. Herman	20,000	4.40	9.34	4/29/13	117,477.52	297,711.09
F. Paul Broyer	20,000	4.40	9.34	4/29/13	117,477.52	297,711.09
William H. McGrail	20,000	4.40	9.34	4/29/13	117,477.52	297,711.09
Toshio Mori	20,000	4.40	9.34	4/29/13	117,477.52	297,711.09

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information regarding stock option exercises in the fiscal year ended June 28, 2003 and exercisable and unexercisable stock options held as of June 28, 2003 by each of the Named Executive Officers. Amounts described in the following table under the heading "Value Realized" were calculated based on the difference between (i) the fair market value, which is deemed to be the closing price of the Common Stock on the date of exercise or, if sold on that date, the actual sale price, and (ii) the exercise price of the options, in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended, and do not necessarily reflect amounts received by the Named Executive Officers. Amounts described in the following table under the heading "Value of Unexercised In-the-Money Options at Year End" are based upon the fair market value of the Common Stock as of June 28, 2003, which was $11.18 per share as quoted on the Nasdaq National Market, less the applicable exercise price, multiplied by the number of shares underlying the options.

Aggregated Option Exercises in Last Fiscal Year and Option Values at June 28, 2003

			Number of Unexercised Options at June 28, 2003		Value of Unexercised In-the-Money Options at June 28, 2003
	Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gerard E. Puorro	45,791	$152,492	102,500	47,500	$346,880	$73,600
Dennis S. Herman	—	—	14,013	35,000	78,492	129,650
F. Paul Broyer	64,375	344,993	22,500	27,500	—	36,800
William H. McGrail	20,712	136,474	62,500	27,500	173,440	36,800
Toshio Mori	23,625	135,378	—	27,500	—	65,338

Employment Agreements and Change in Control Arrangements

        The Company has entered into severance agreements with each of Messrs. Puorro, Broyer, Herman, Wilber, McGrail and Dr. McMillan. Under the Company's agreements with Messrs. Broyer, Herman, Wilber, McGrail and Dr. McMillan, the Company has agreed to continue payment of their respective base annual salaries over twelve months in the event that their services for the Company are terminated for any reason except for cause or such individuals' resignation. Under the Company's agreement with Mr. Puorro, in the event that his employment is terminated for any reason, at either his election or the Company's election, other than for just cause, he will be entitled to receive severance payments equal to his base annual salary for twelve months and then 50% of his base annual salary for an additional twelve months. Each of the above named individuals is subject to nonsolicitation and noncompetition provisions for the period during which he receives severance payments. Upon a change-in-control, options held by executive officers will fully vest.

STOCK PERFORMANCE GRAPH

        The following graph illustrates a five-year comparison of cumulative total stockholder return of the (i) Company's Common Stock, (ii) the S&P 500 Market Index and (iii) a peer group index of companies in the electro-medical equipment industry (the "Peer Group Index"). The Peer Group Index reflects the performance of all companies that are included in the electro-medical equipment industry with 3845 as their Primary Standard Industrial Classification Code Number. The comparison assumes $100 was invested on June 26, 1998 (the date of the beginning of the Company's fifth preceding fiscal year) in the Company's Common Stock (Nasdaq: CLZR) and in each of the foregoing indices and assumes reinvestment of dividends, if any.

  *
  100 invested on 6/28/98 in index—including reinvestment of dividends

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Company's executive compensation program is administered by the Compensation Committee, which consisted of Mr. Scott, Mr. Abe and Dr. Hsia at the end of fiscal 2003. All three members of the Compensation Committee are non-employee directors. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee each year sets the compensation of the Chief Executive Officer and reviews and approves the compensation of all other senior officers, including approval of annual salaries and bonuses as well as the grant of stock options to officers and employees.

Compensation Philosophy

        An important goal of the Company is to attract and retain qualified executives in a competitive industry. To achieve this goal, the Compensation Committee applies the philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer and President, should be linked to revenue growth, operating results and earnings per share performance.

        Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies. The Compensation Committee's executive compensation policies are designed to (i) enhance profitability of the Company and stockholder value, (ii) integrate compensation with the Company's annual and long-term performance goals, (iii) reward corporate performance, (iv) recognize individual initiative, achievement and hard work, and (v) assist the Company in attracting and retaining qualified executive officers. Currently, compensation under the executive compensation program is comprised of cash compensation in the form of annual base salary and bonus, and long-term incentive compensation in the form of stock options.

        In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Company's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Base Salary

        In setting cash compensation for the Chief Executive Officer and reviewing and approving the cash compensation for all other officers, the Compensation Committee reviews salaries annually. The Compensation Committee's policy is to fix base salaries at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business to that of the Company. In addition, the base salaries take into account the Company's relative performance as compared to comparable companies.

        The salary compensation for the executive officers is based upon their qualifications, experience and responsibilities, as well as the attainment of planned objectives. The Chief Executive Officer and President make recommendations to the Compensation Committee regarding the planned objectives and executive compensation levels. The overall plans and operating performance levels, upon which management compensation is based, are approved by the Compensation Committee on an annual basis. During fiscal 2003, the Chief Executive Officer and President made recommendations to reverse salary reductions that had taken place in 2002, and the Compensation Committee approved restoring to 100% the base salaries for the executive officers. The reduction of salaries in fiscal 2002 reflected cost cutting initiatives implemented to restore the company to profitability, and such profitability was achieved in fiscal 2003.

Bonus Compensation

        In addition to salary compensation, the Compensation Committee recommended the continuation of the Executive Bonus Plan (the "Plan"), adopted by the Board of Directors in previous fiscal years, whereby senior executives, recommended by the Chief Executive Officer and approved for inclusion in the Plan by the Compensation Committee, receive bonus compensation based on a percentage of base salary. Bonuses paid under the Plan in fiscal 2003 were a percentage of base salary for each executive and were tied to consolidated pre-tax profits. Only executives whose compensation is not tied to specific sales targets were eligible for inclusion in the plan.

Stock Options

        The Compensation Committee relies on incentive compensation in the form of stock options to retain and motivate executive officers. Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable them to develop and maintain a stock ownership position in the Company's Common Stock. The Company's 1989 Stock Plan and 1998 Stock Plan, administered by the Compensation Committee, have been used for the granting of stock options.

        Both the 1989 Stock Plan and the 1998 Stock Plan permit the Compensation Committee to administer the granting of stock options to eligible employees, including executive officers. Options generally become exercisable based upon a vesting schedule tied to years of future service to the Company. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees. The Compensation Committee approves the granting of options in order to motivate these employees to maximize stockholder value. Vesting for options granted under the plan is determined by the compensation committee at the time of grant and expires after a 10-year period (5 years for 10% or more stockholders). "Incentive stock options" are granted with an exercise price not less than the fair market value of the underlying Common Stock at the date of grant. As a result of this policy, executives and other employees are rewarded economically only to the extent that the stockholders also benefit through stock price appreciation in the market.

        Options granted to employees are based on such factors as individual initiative, achievement and performance. In administering grants to executives, the Compensation Committee evaluates each officer's total equity compensation package. The Compensation Committee generally reviews the option holdings of each of the executive officers, including vesting and exercise price and the then current value of such unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of the Company's stockholders. In fiscal year 2003, options to purchase shares of Common Stock were granted to Messrs. Puorro, Broyer, Herman, McGrail, Mori, Wilber and Dr. McMillan.

Mr. Puorro's Compensation

        The cash compensation program for the Chief Executive Officer and the President of the Company is designed to reward performance that enhances stockholder value. The compensation package is comprised of base pay, bonus and stock options, which is affected by the Company's revenue growth, market share growth, profitability, and growth in earnings per share. In fiscal year 2003, Mr. Puorro's cash compensation was $507,222 including the executive bonus. The Compensation Committee believes that Mr. Puorro's compensation has been, and is now, comparable to the salary of other Chief Executive Officers in other medical equipment companies, considering the size and rate of profitability of those companies.

        The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute toward achieving this goal.

        This report has been respectfully submitted by the members of the Compensation Committee of the Board of Directors:

  Douglas W. Scott
  George A. Abe
  Dr. James C. Hsia

DIRECTOR COMPENSATION

        Directors who are not employees of the Company receive an annual retainer of $4,000, a fee of $1,000 per regularly scheduled meeting of the Board of Directors and a fee of $500 per committee meeting that takes place on a day other than a day on which there is a regularly scheduled meeting of the Board of Directors. Directors are also reimbursed for out-of-pocket expenses incurred in connection with the performance of their duties as a Director.

        On June 2, 1993, the Board of Directors adopted the 1993 Non-Employee Director Stock Option Plan, which was approved by the Company's stockholders on November 18, 1993. The 1993 Non-Employee Director Stock Option Plan provides for the issuance of options for the purchase of up to 120,000 shares of the Company's Common Stock. Under this plan, each member of the Company's Board of Directors who is neither an employee nor officer of the Company receives a one-time grant of an option to purchase 15,000 shares of Common Stock at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. The options generally become exercisable in equal amounts over a period of two years from the date of grant, expire ten years after the date of grant and are nontransferable. To date, options for the purchase of 120,000 shares have been granted at exercise prices ranging from $1.083 to $7.17 per share.

        On January 27, 2003, Non-Qualified Options to purchase 15,000 shares of the Company's Common Stock were granted to each of Kenneth D. Roberts, Douglas W. Scott, Nancy Nager and Ben Bailey at an exercise price of $6.30 per share, such price being the fair market value of the underlying Common Stock on the date of grant. On January 30, 2003, Non-Qualified Options to purchase 15,000 shares of the Company's Common Stock were granted to George A. Abe at an exercise price of $7.17 per share, such price being the fair market value of the underlying Common Stock on the date of grant. On March 3, 2003, Non-Qualified Options to purchase 15,000 shares of the Company's Common Stock were granted to James C. Hsia at an exercise price of $8.15 per share, such price being the fair market value of the underlying Common Stock on the date of grant. The Non-Qualified Options granted to Mr. Abe and Mr. Bailey were granted pursuant to the Company's 1993 Non-Employee Director Stock Option Plan and the Non-Qualified Options granted to Mr. Roberts, Mr. Scott, Ms. Nager and Dr. Hsia were granted pursuant to the Company's 1998 Stock Plan. These options vest in equal installments of 50% of the option grant on each of the first and second anniversaries of the date of the grant, provided that each such optionee continues to serve as a director of Candela on such anniversary date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year ended June 28, 2003, Mr. Scott, Mr. Abe and Dr. Hsia served on the Compensation Committee, none of whom are currently employed by Candela. Dr. Hsia was formerly an officer of Candela. No person who served on the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K. Dr. Hsia will cease to serve as a Director of the Company as of the Annual Meeting.

AUDIT COMMITTEE REPORT

        This report is submitted by the Audit Committee of the Board of Directors, which reviews and discusses with the independent auditors and management the scope and timing of their audit services and any other services they are asked to perform, the auditors' report on the Company's consolidated financial statements following completion of their audit and the Company's policy and procedures with respect to internal accounting and financial controls. The Audit Committee is composed of Mr. Roberts, Mr. Bailey and Ms. Nager. None of Mr. Roberts, Mr. Bailey nor Ms. Nager are officers or employees of the Company, and aside from being Directors of the Company, each is otherwise independent of the Company (as independence is defined pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). The Audit Committee operates under a written charter adopted by the Board of Directors and amended at a meeting of the Audit Committee on October 28, 2002.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 28, 2003 with both management and Ernst & Young LLP ("Ernst & Young"), the Company's former independent auditors. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Ernst & Young, that firm's independence. Based on its review of the financial statements and these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2003.

        This report has been respectfully submitted by the members of the Audit Committee of the Board of Directors:

  Kenneth D. Roberts
  Ben Bailey III
  Nancy Nager, RN, BSN, MSN

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        None.

PROPOSAL NO. 2

AMENDMENT TO 1998 STOCK PLAN

        The 1998 Stock Plan was first adopted by the Board of Directors on September 30, 1998 and approved by the stockholders on January 12, 1999. On December 22, 2003, the Board of Directors approved an amendment to the 1998 Stock Plan (the "1998 Stock Plan Amendment"), subject to stockholder approval and adoption, to increase the number of shares of Common Stock that may be issued pursuant to the 1998 Stock Plan by 1,000,000 shares to 2,650,000 shares of Common Stock in the aggregate, which 1998 Stock Plan Amendment is attached to this Proxy Statement as Appendix A. Stockholder approval of the 1998 Stock Plan Amendment is required by the terms of the 1998 Stock Plan.

        As of the Record Date, options to purchase an aggregate of 807,579 shares of Common Stock were outstanding under the 1998 Stock Plan and 1989 Stock Plan. There was a total of 144,982 shares available for future grant under such plans, all of which were available for grant under the 1998 Stock Plan. The Board of Directors has resolved not to grant additional options to officers and employees under any other currently existing stock plans.

        The Board of Directors believes that in order to attract and retain qualified employees, it is necessary to continue to grant options to such employees. The Board of Directors believes that the current remaining shares available for future grants under the 1998 Stock Plan and the 1989 Stock Plan are insufficient for this purpose. If the stockholders approve and adopt the 1998 Stock Plan Amendment, approximately 1,144,982 shares will be available for future grant under the 1998 Stock Plan.

        The material features of the 1998 Stock Plan are outlined below.

Purpose

        The purpose of the 1998 Stock Plan is to encourage all officers and employees of the Company and other individuals, including directors and consultants who render services to the Company, by providing them with opportunities to participate in the ownership of the Company through:

  •
  the grant of options that qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code, to employees of the Company;

  •
  the grant of options that do not qualify as ISOs ("Non-Qualified Options");

  •
  awards of stock in the Company ("Awards"); and

  •
  opportunities to make direct purchases of stock in the Company ("Purchases").

        Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter individually as a "Stock Right" and collectively as "Stock Rights."

Administration

        The Compensation Committee of the Board of Directors administers the 1998 Stock Plan. Subject to the provisions of the 1998 Stock Plan, the Compensation Committee has the authority to select the persons to whom Stock Rights are granted and determine the terms of each Stock Right.

Eligible Employees and Others

        ISOs may be granted to employees of the Company. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer, Director or consultant of the Company. Currently, approximately 275 employees and officers and each of the Directors of the Company are eligible to participate in the 1998 Stock Plan.

Shares Subject to the 1998 Stock Plan

        The Company's Common Stock, which has a par value of $.01 per share, underlies all Stock Rights. As of the Record Date, the fair market value of the Common Stock was $17.90 per share. The 1998 Stock Plan currently authorizes the issuance of up to 1,650,000 shares of Common Stock, but no employee may be granted Stock Rights to acquire, in the aggregate, more that 350,000 shares of Common Stock in any one fiscal year. If the proposal to approve the 1998 Stock Plan Amendment is approved and adopted, 2,650,000 shares of Common Stock would be authorized to be issued under the 1998 Stock Plan.

Exercisability of Options

        Options granted under the 1998 Stock Plan may either be fully exercisable at the time of the grant or may become exercisable in such installments as the Compensation Committee may specify. Options may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which the option is then exercisable by giving written notice to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. The Committee has the right to accelerate the date of exercise of any installment of any option (subject to the $100,000 per year limitation on the fair market value of stock subject to ISOs granted to any employee which become exercisable in any calendar year).

Transferability

        ISOs are not transferable by the optionee except by will or by the laws of descent and distribution. Non-Qualified Options are transferable to the extent determined by the Compensation Committee and as set forth in the agreement relating to the grant of any such Non-Qualified Options.

Option Price

        The Compensation Committee determines the exercise price per share for Non-Qualified Options under the 1998 Stock Plan, so long as such exercise price is no less than the minimum legal consideration required under the laws of any jurisdiction in which the Company may be organized. The exercise price per share for ISOs granted under the 1998 Stock Plan may not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the exercise price per share may not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. The aggregate fair market value (determined on the date of grant) of the shares of Common Stock subject to ISOs granted to an employee and which first become exercisable during any calendar year cannot exceed $100,000; any portion of an ISO grant that exceeds such $100,000 limit will be treated for tax purposes as a Non-Qualified Option.

Duration

        Each option expires on the date specified by the Compensation Committee, but not more than (i) ten years from the date of grant in the case of options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. Options are subject to early termination in certain circumstances.

Amendment and Termination

        The Board of Directors may from time to time adopt amendments, certain of which are subject to stockholder approval, and may terminate the 1998 Stock Plan at any time (although such action shall not affect options previously granted). Any shares subject to an option which for any reason expires or terminates unexercised may again be available for future grants under the 1998 Stock Plan. No options may be granted under the 1998 Stock Plan after September 19, 2008.

Federal Income Tax Consequences

        The following discussion summarizes certain U.S. federal income tax considerations for persons receiving Stock Rights under the 1998 Stock Plan and certain U.S. federal income tax consequences to the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the IRS. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of the plan.

        The following general rules are applicable under current federal income tax law to the grant of ISOs under the 1998 Stock Plan:

  1.
  In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and the Company is not entitled to a federal income tax deduction upon either grant or exercise of an ISO.

  2.
  If shares acquired upon exercise of an ISO are not disposed of within (i) two years from the date the ISO was granted and (ii) one year from the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price generally will be treated as capital gain or loss to the optionee.

  3.
  If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

  4.
  In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding federal income tax deduction.

  5.
  The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

  6.
  Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

  7.
  An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

  8.
  In addition to the tax consequences described above, the exercise of ISOs may result in an "alternative minimum tax" under the Code. The Code provides that an "alternative minimum tax" will be applied against a taxable base which is equal to "alternative minimum taxable income," generally reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

  9.
  Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

        The following general rules are applicable under current federal income tax law to the grant of Non-Qualified Options under the 1998 Stock Plan:

  1.
  The optionee generally does not recognize any taxable income upon the grant of a Non-Qualified Option, and the Company is not entitled to a federal income tax deduction by reason of such grant.

  2.
  The optionee generally will recognize ordinary income at the time of exercise of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

  3.
  When the optionee sells the shares acquired upon exercise of a Non-Qualified Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

  4.
  The Company generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee.

  5.
  An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price if the optionee's Non-Qualified Option agreement so provides. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

  6.
  Special rules apply if the shares acquired upon the exercise of a Non-Qualified Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

        The following general rules are applicable under current federal income tax law to the grant of Awards and Purchases under the 1998 Stock Plan:

  1.
  Under current federal income tax law, persons receiving Common Stock pursuant to an Award or a grant of an opportunity to Purchase Common Stock generally recognize ordinary income equal to the fair market value of the shares received, reduced by the purchase price paid. The Company will generally be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gains or loss.

  2.
  Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

        The following table sets forth all options granted under the 1998 Stock Plan in the fiscal year ended June 28, 2003 and from its inception until the Record Date to (i) each Named Executive Officer, (ii) all current executive officers of the Company as a group, (iii) all current Directors (who are not executive officers) as a group, (iv) nominees for Director and (v) all employees (who are not executive officers) as a group. Future option grants are made at the discretion of the Board of Directors and cannot be determined at this time.

	Number of Options Granted Under the 1998 Stock Plan
Name and Principal Position	in the Fiscal Year ended June 28, 2003	Since Inception
Named Executive Officers
Gerard E. Puorro President, Chief Executive Officer and Director	40,000	180,000
Dennis S. Herman Vice President, North American Sales	20,000	49,013
F. Paul Broyer Senior Vice President, Finance and Administration, and Chief Financial Officer	20,000	105,000
William H. McGrail Senior Vice President, Operations	20,000	112,500
Toshio Mori Vice President, Japanese Operations, and President of Candela KK	20,000	50,000
All Executive Officers as a Group	160,000	651,513
All Directors (who are not Executive Officers) as a Group	45,000	120,000
Nominees for Director
Kenneth D. Roberts	15,000	45,000
Gerard E. Puorro	40,000	180,000
George A. Abe	—	—
Ben Bailey III	—	—
Nancy Nager, RN, BSN, MSN	15,000	30,000
Douglas W. Scott	15,000	45,000
All Employees (who are not Executive Officers) as a Group	236,016	1,430,545

        Approval and adoption of the 1998 Stock Plan Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock voting on the proposal at the Annual Meeting. The full text of the 1998 Stock Plan Amendment is included as Appendix A to this Proxy Statement.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF AN AMENDMENT TO THE 1998 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO THE 1998 STOCK PLAN BY 1,000,000 SHARES TO 2,650,000 SHARES OF COMMON STOCK IN THE AGGREGATE.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF AUDITORS

        The Audit Committee of the Board of Directors has selected the firm of BDO Seidman, LLP, independent certified public accountants ("BDO Seidman"), to serve as auditors for the fiscal year ending July 3, 2004. BDO Seidman has served as the Company's auditors and outside accountants since December 4, 2003. Prior to that, Ernst & Young served as the Company's auditors and outside accountants from March 27, 2000 to December 4, 2003. It is expected that a representative of BDO Seidman will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. A representative of Ernst & Young is not expected to be present at the Annual Meeting.

        On December 4, 2003, the Company dismissed its independent auditors, Ernst & Young. The reports of Ernst & Young on the Company's consolidated financial statements for the fiscal years ended June 29, 2002 and June 28, 2003 contained no adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

        On December 4, 2003, the Company engaged BDO Seidman to serve as its independent auditors for the fiscal year ending July 3, 2004. The decision to dismiss Ernst & Young and engage BDO Seidman was approved by the Audit Committee of the Company's Board of Directors (the "Audit Committee").

        During the Company's fiscal years ended June 29, 2002 and June 28, 2003 and through the date of the dismissal of Ernst & Young, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

        During the Company's fiscal years ended June 29, 2002 and June 28, 2003 and through the date of the dismissal of Ernst & Young, there were no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K), except that in connection with their audit for the year ended June 28, 2003, Ernst & Young advised the Company of two reportable conditions which constituted material weaknesses in internal controls necessary for the Company to develop reliable financial statements. Ernst & Young advised the Company that in its opinion the material weaknesses were (i) a failure in the Company's implementation of a new accounting software system and (ii) a lack of standard operational controls to detect errors in account balances once the new accounting software system was implemented. However, Ernst & Young has advised the Audit Committee and management that these conditions were considered in determining the nature, timing, and extent of the procedures performed in Ernst & Young's audit of the Company's consolidated financial statements for the year ended June 28, 2003, and that these conditions do not affect Ernst & Young's report dated August 18, 2003 (except for Note 14 as to which the date is September 24, 2003) on those financial statements.

        The Audit Committee and management have discussed the reportable conditions with Ernst & Young. Management believes that since year-end, it has implemented additional controls sufficient to prevent the data entry problems it encountered during the implementation of its new accounting software system from occurring in the future. The Company has also reevaluated its other internal controls, and management believes it has taken the necessary steps so that adequate control procedures are in place and will be followed. Management also believes that the Company's financial statements and related disclosures, as filed to date, present fairly, in all material respects, the Company's financial condition and results of operations for the respective periods. The Company also believes that the material weaknesses specified by Ernst & Young have not adversely affected the Company's ability to report, in a timely manner, material information required to be included in its periodic filings with the

SEC. The Company has authorized Ernst & Young to respond fully to the inquiries of BDO Seidman concerning the material weaknesses and any other accounting or other matters.

        The Company previously provided a copy of the above disclosures to Ernst & Young.

        During the Company's fiscal years ended June 29, 2002 and June 28, 2003 and through the date of their appointment as the Company's independent auditors, the Company did not consult BDO Seidman with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304 (a)(1)(iv) and (v) of Regulation S-K.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 3, 2004.

        The ratification of this selection is not required under the laws of the State of Delaware where the Company is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years.

ACCOUNTING FEES

        The Audit Committee has considered whether the former independent auditors' provision of non-audit services to the Company and the fees charged for them, as set forth below, are compatible with the former auditors' independence and believes such services are compatible with the former auditors' independence.

Audit Fees

        The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 28, 2003 and for the reviews of the financial statements included in the Company's Form 10-K and Forms 10-Q for the fiscal year ended June 28, 2003 were $451,160.

Financial Information Systems Design and Implementations Fees

        There were no fees billed by Ernst & Young for financial information systems design and implementation professional services for the fiscal year ended June 28, 2003.

All Other Fees

        The aggregate fees billed by Ernst & Young for services other than those described above for the fiscal year ended June 28, 2003 totaled $42,174 and were primarily for tax services and other services traditionally provided by auditors, including work performed in connection with filings with the SEC.

EQUITY COMPENSATION PLAN INFORMATION

        As of the Record Date, 11,087,179 shares of Common Stock were issued and outstanding. The following table sets forth a summary of the equity compensation plans offered by the Company as of June 28, 2003:

	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issue under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,058,961	$7.65	327,899
Equity compensation plans not approved by security holders	—	—	—
Total	1,058,961	$7.65	327,899

STOCKHOLDER PROPOSALS

        The Company intends to hold its next annual meeting of stockholders in fiscal year 2005. Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the annual meeting of stockholders to be held in fiscal year 2005 must be received at the Company's principal executive offices no later than September 2, 2004. Also, the Company's By-laws provide that any proposal, to be eligible for consideration at the annual meeting of stockholders to be held in fiscal year 2005, must be received at the Company's principal executive offices not later than the close of business on October 1, 2004 nor earlier than the close of business on September 1, 2004. The proposal must also comply with the other procedural requirements set forth in the Company's By-laws, a copy of which is on file with the SEC. In order to avoid uncertainty as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail—Return Receipt Requested to the attention of F. Paul Broyer, Candela Corporation, 530 Boston Post Road, Wayland, Massachusetts 01778.

EXPENSES AND SOLICITATIONS

        The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by Directors, officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if it retains such a proxy solicitation firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all such filings. Based on its review of the copies of such filings, if any, and written representations from certain Reporting Persons received by it with respect to the fiscal year ended June 28, 2003, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended June 28, 2003, except that Mr. Herman failed to timely file a Statement of Changes of Beneficial Ownership of Securities on Form 4. Mr. Herman subsequently filed the necessary Form 4.

APPENDIX A

AMENDMENT NO. 1
AMENDED AND RESTATED 1998 STOCK PLAN

        The Candela Corporation Amended and Restated 1998 Stock Plan (the "1998 Stock Plan") is hereby amended as follows:

  1.
  Section 4 of the 1998 Stock Plan is amended and restated in its entirety as follows:

    "Stock. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 2,650,000, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the unpurchased shares of Common Stock subject to such Option shall again be available for grants of Stock Rights under the Plan.

    No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 350,000 shares of Common Stock under the Plan during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan."

  2.
  Except as modified hereby, the 1998 Stock Plan shall remain in full force and effect.

  3.
  This amendment may be memorialized as a separate amendment to the 1998 Stock Plan or included in an amended and restated 1998 Stock Plan.

A-1

CANDELA CORPORATION

Proxy for the Annual Meeting of Stockholders
January 29, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF
CANDELA CORPORATION

The undersigned, revoking all prior proxies, hereby appoints Gerard E. Puorro and F. Paul Broyer, and each of them alone, proxies, with full power of substitution, to vote all shares of stock of Candela Corporation (the "Company") the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, January 29, 2004, at 10:00 a.m., local time, at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 23rd Floor, 260 Franklin Street, Boston, Massachusetts 02110, and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated December 22, 2003, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CANDELA CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Telephone Log on to the Internet and go to http://www.eproxyvote.com/clzr	OR	Vote-by-Internet Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒
Please mark
votes as in
this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

1.
To elect six members to the Board of Directors, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

  Nominees:

  (01) Kenneth D. Roberts, (02) Gerard E. Puorro, (03) George A. Abe, (04) Ben Bailey III, (05) Nancy Nager and (06) Douglas W. Scott.

FOR ALL NOMINEES ☐                        WITHHELD FROM ALL NOMINEES ☐

☐
For all nominees except as noted above
2.
To approve and adopt an amendment to the Company's Amended and Restated 1998 Stock Plan to increase the number of shares of Common Stock that may be issued pursuant to the Amended and Restated 1998 Stock Plan by 1,000,000 shares to 2,650,000 shares of Common Stock in the aggregate.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

3.
To ratify the selection of BDO Seidman, LLP to serve as the Company's independent auditors for the fiscal year ending July 3, 2004.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

4.
To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        ☐

  (If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.)

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1
ELECTION OF DIRECTORS
PROPOSAL NO. 2
AMENDMENT TO 1998 STOCK PLAN
PROPOSAL NO. 3
RATIFICATION OF SELECTION OF AUDITORS
EQUITY COMPENSATION PLAN INFORMATION
STOCKHOLDER PROPOSALS
EXPENSES AND SOLICITATIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPENDIX A